Exhibit 99.7

FIFTH ADDENDUM TO

SIXTH AMENDED AND RESTATED SERVICE AGREEMENT

This Fifth Addendum to that certain Sixth Amended and Restated Service Agreement (the “Addendum”) effective as of the 1st day of April, 2026 (the “Effective Date”), is entered into by and between Comenity Capital Bank (“Bank”), a Utah industrial bank, with its principal place of business at 12921 South Vista Station Boulevard, Suite 100, Draper, UT 84020 and Comenity Servicing LLC (“Servicer”), a Texas limited liability company with its principal place of business at 3095 Loyalty Circle, Columbus, OH 43219.

RECITALS

WHEREAS, Bank and Servicer entered into that certain Sixth Amended and Restated Service Agreement as of January 1, 2025, (the “Agreement”) to outsource certain services to Servicer; and

WHEREAS, Bank and Servicer desire to modify certain Services and Performance Standards set forth in Appendix A and Appendix B to the Agreement.

NOW, THEREFORE, in consideration of the mutual agreements hereinafter set forth, and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, Bank and Servicer agree as follows:

1.  Services. Bank and Servicer agree to amend the Services set forth in Appendix A to the Agreement, such that certain Services are hereby amended as set forth in further detail in Exhibit A hereto.

2.  Performance Standards. Bank and Servicer agree to amend the Performance Standards set forth in Appendix B to the Agreement, such that certain Performance Standards are hereby added or deleted as set forth in further detail in Exhibit B hereto.

3.  Miscellaneous. Capitalized terms not otherwise defined in this Addendum shall have the meanings assigned to them in the Agreement. Other than as set forth above and in Exhibit A and Exhibit B hereto, the parties agree that the Agreement, as amended by this Addendum, shall continue in full force and effect. The parties may execute this Addendum in one or more counterparts, each of which shall be deemed an original, but all of which shall constitute but one and the same instrument.

Fifth Addendum to Sixth Amended and Restated Service Agreement Comenity Servicing LLC / Comenity Capital Bank

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IN WITNESS WHEREOF, the parties have caused this Addendum to be executed by their authorized officers effective as of the date first written above.

COMENITY CAPITAL BANK

By:	/s/ Bruce Bowman

Name:	Bruce Bowman

Title:	President

COMENITY SERVICING LLC

By:	/s/ Tammy McConnaughey

Name:	Tammy McConnaughey

Title:	President

Fifth Addendum to Sixth Amended and Restated Service Agreement Comenity Servicing LLC / Comenity Capital Bank

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EXHIBIT A

1.	Amendments. Set forth below are revisions to existing Services, all of which shall be incorporated into Appendix A to the Agreement.

SECTION I: SERVICES APPLICABLE TO ALL COMENITY CAPITAL BANK PRODUCTS

Service Category	Service Description	Amended/ Added
Digital Engineering

•

Oversee & manage digital engineering for Omnichannel Platform and customer-facing digital assets, including the Mobile App and Account Center, Apply & Buy, Fraud, Credit Risk, Marketing, Capability Enablement, New Business and Brand Integration and Solutions value streams, and Loyalty and Rewards platforms, including API integrations and operational processing.

Amended
Servicing and Core Processing Engineering

•

Associate & Care Technologies: Deliver and maintain tools such as VCARS, IVR, Collections systems, and other operational technologies to support Care and Collections associates.

•

Core Processing & Engineering: Operate and engineer the Jack Henry, Fiserv, and in-house lending platforms, including parameter management, APIs, regression testing, and modernization efforts.

•

Payments & Financial Servicing Engineering: Oversee secure, accurate card and lending payment processing and financial servicing flows across all relevant systems.

•

Servicing AI Assistant: Provide AI-driven servicing capabilities and knowledge-management solutions to improve efficiency and customer outcomes.

•

Telephony Infrastructure & Communications: Deliver reliable voice infrastructure, communications platforms, and operational support for Care and Collections environments.

Amended

Fifth Addendum to Sixth Amended and Restated Service Agreement Comenity Servicing LLC / Comenity Capital Bank

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EXHIBIT B

1.	Additions. Set forth below are additional Performance Standards, all of which shall be incorporated into Appendix B to the Agreement.

SECTION I: PERFORMANCE STANDARDS APPLICABLE TO ALL COMENITY CAPITAL BANK PRODUCTS

Service Category	Performance Standard	Measuring Period	Amended/ Added
Digital Engineering	PLP Services - Maintain 99.9% Rewards Website Fulfillment availability.	M	Added
	Maintain 99.9% availability of PLP (Rewards).	M	Added

2.	Deletions. Set forth below are Performance Standards which shall be deleted from Appendix B to the Agreement.

SECTION I: PERFORMANCE STANDARDS APPLICABLE TO ALL COMENITY CAPITAL BANK PRODUCTS

Service Category	Performance Standard	Measuring Period	Deleted
Financial Support	Process 98% of all check payments within 5 days of receipt; payments must be processed utilizing the date of receipt, unless the delay in crediting does not result in a finance charge or other charge.	M	Deleted
Servicing and Core Processing Engineering	PLP Services - Maintain 99.9% Rewards Website Fulfillment availability.	M	Deleted
	Maintain 99.9% availability of PLP (Rewards).	M	Deleted

Fifth Addendum to Sixth Amended and Restated Service Agreement Comenity Servicing LLC / Comenity Capital Bank

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